Exhibit 1.01
Integrated Device Technology, Inc.
Conflict Minerals Report for the Calendar Year Ended December 31, 2016

Company Overview:
Integrated Device Technology, Inc. (the “Company” or “IDT”) designs, develops, has manufactured and markets integrated circuit system solutions for the advanced communications, computing, consumer and automotive industries. Its broad range of semiconductor solutions combines analog and digital technology to develop system-level innovations that optimize customers' applications and enrich the end-user experience. IDT uses its market leadership in wireless power, timing, serial switching, sensors and interfaces, and adds analog and systems expertise to provide complete application-optimized, mixed-signal solutions for the market segments in which it competes. Headquartered in San Jose, California, IDT has design, test and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol "IDTI."

IDT uses third-party foundries that are primarily located in the APAC region to manufacture all of its products. IDT assembles and/or packages products using several different subcontractors in the APAC region.  This enables the Company to negotiate lower prices, and limits the risk associated with production concentration in one country or company.  The criteria used to select assembly subcontractors include, but are not limited to, sourcing from conflict mineral free sources, cost, quality, delivery, and subcontractor financial stability. IDT performs a vast majority of its test operations at its test facility located in Malaysia.  A relatively small number of test operations also are performed at third-party subcontractors in the APAC region.

All IDT products incorporate at least one of the minerals regulated by section 1502: tungsten, tantalum, gold and tin (“3TG Minerals”). Tungsten is present in 100% of the products we sell, and tantalum is present in those products produced through three of our foundries from whom we purchase advanced technology. Gold and tin are used in certain packages for IDT products assembled by the APAC subcontractors with whom IDT contracts.

Our Conflict Minerals Policy:
IDT is committed to complying with the letter and the spirit of the conflict minerals disclosure requirements adopted by the Securities and Exchange Commission (“SEC”) under Section 13 (p) of the Securities and Exchange Act, as amended (the “Act”), in the form of Rule 13p-1 and Form SD (the “Rule”). IDT has considered the Rule’s requirements, guidance from the Organization for Economic Cooperation and Development (the “OECD”) that has been recognized as authoritative by the SEC, and related measures being taken by the EICC/GeSI Extractives Work Group and other organizations, and is implementing and enhancing its formal Conflict Minerals compliance program accordingly. Our Conflict Minerals Policy Statement is available on the IDT.com website at:

http://www.idt.com/about/corporate-responsibility-citizenship/conflict-free-metals-policy

To support this policy, IDT 1) conducts a reasonable country of origin inquiry of its suppliers and, if required by the Rule (as it was for calendar year 2016), implements a program of due diligence on the source and chain of custody of 3TG Minerals necessary to the functionality or production of IDT products; 2) Expects our suppliers to have policies and procedures in place which are in compliance with the IDT Conflict Free Metals Policy Statement, and will enable transparency of the IDT supply chain to facilitate our compliance with the Rule; 3) provides and expects our suppliers to cooperate in providing reasonable country of origin and due diligence information with regard to use of 3TG Minerals in our supply chain.

Efforts to Determine the Mine or Location of Origin of the 3TG Minerals in Our Products
Tracing the 3TG Minerals used in our products back to the mine and source country of origin of each such mineral is a complex but important aspect of responsible sourcing. To help establish our supply chain sourcing programs, we have followed currently established industry guidelines such as the Conflict Free Sourcing Initiative of the EICC and the GeSI (“CFSI”), which are taking action to address responsible sourcing through the development of the Conflict-Free Smelter (“CFS”) program which enables companies to source minerals from conflict-free sources.
Through our reasonable country of origin inquiry (“RCOI”) survey process, we adopted the CFSI’s industry approach and traced back the origin of 3TG inerals by identifying smelters, refineries or recyclers and scrap supplier sources. We also utilized the CFSI and its CFS program to trace the mine of origin of the 3TG minerals when the information was available. The CFS program audits smelters and refineries to ensure that all certified smelters and refineries only use the ore that are conflict free from the DRC and covered countries.

Facilities Used to Process the 3TG Minerals in IDT Products
The table below lists the facilities which, to the extent known, were identified by our supply chain as sourcing smelters or refineries for one or more of the 3TG Minerals in our products.

Metal (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asahi Refining Canada Limited	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox SA	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534

Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Tin	Alpha	UNITED STATES	CID000292
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Prima Tin	INDONESIA	CID002776

Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011

IDT Due Diligence Framework
IDT has exercised due diligence on the source and chain of custody of our 3TG Minerals to identify minerals originating from the Covered Countries that are not from scrap or recycled materials. IDT’s due diligence process has been designed and implemented based on the framework set forth by the OECD in its due diligence guidance materials. Our 3TG Minerals due diligence process in calendar year 2016 included each of the five OECD-recommended steps:

1.	Establishment of Strong Company Management System.
IDT has established a management system for complying with the applicable rules and industry guidelines. Overseeing this system is the Conflict Minerals Compliance Committee which includes representatives from Legal, Quality, Manufacturing, Environmental-Health & Safety, and Supply Chain/Procurement. Supplier outreach and data collection is handled by the subject-matter expert within the Quality organization, who receives significant support from numerous cross-functional team members. The Quality team leader also is responsible for implementation and oversight of the due diligence process. He is supported by the Legal Department, and the Supply Chain and Procurement teams in his efforts to ensure timely gathering of customer responses and other supply chain data, and in performing his validation and documentation responsibilities.

2.	Identify and assess risks in the supply chain.
IDT has made reasonable efforts to identify suppliers that supply products that may potentially contain 3TG Minerals by conducting a supply chain survey using the EICC and GESI Conflict Minerals Reporting Template, requesting suppliers to identify smelters and refiners and countries of origin of the 3TG Minerals in products they produce or supply for/to IDT; following up with suppliers that do not respond to our request to complete the template until they do; comparing smelters and refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation from the CFS program; and maintaining documentation of reasonable efforts we have made to complete these risk assessment steps. Responses also are reviewed and flagged for further follow up if they raise any concerns, and key risks in the supply chain are identified and addressed so that such concerns and risks can be eliminated.

3.	Design and implement a strategy to respond to identified risks.
IDT has and will continue to make reasonable efforts to encourage suppliers who are sourcing from non-conflict free smelters to use conflict free smelters and refiners (as identified in the CFS program and other industry-developed third-party audit mechanisms). If a supplier fails to remedy the risks identified by our risk assessment, the Conflict Minerals Compliance Committee will escalate to executive management for a determination on whether the supplier should be rejected. Factors that will be considered in such a decision will include: i) dedication to continued efforts to become compliant; ii) whether an alternative supplier is available; iii) cost of using a new supplier; iv) existing competitive bids; v) whether the supplier is a single source; vi) other relevant risk factors or potential risk factors. In the event IDT were to continue use of a non-compliant supplier due to inherent limitations of the supply chain, IDT would use reasonable efforts to require supplier to generate a correction plan and to work with CFS compliant smelters and refiners.

4.	Encourage independent, third-party audits of smelters’ and refiners’ due diligence practices.
IDT does not have a direct relationship with any 3TG Mineral smelters or refiners. Thus, IDT is not able to perform a direct audit of the entities that put 3TG Minerals into our supply chain. However, IDT does rely upon industry efforts, including EICC and CFSI efforts to influence smelters and refiners to undergo audits and become certified through CFSI’s certification program. We rely upon summary audit reports on compliance status for smelters generated by the CFS program to validate the responses received from suppliers to our RCOI process and address red flags identified in Step 2, above. We believe our efforts meet the diligence requirements set out in the OECD guidance.

5.	Report annually on supply chain due diligence.
IDT files its Form SD and Conflict Minerals Report annually, in compliance with the Act and the Rule. In addition to this annual report, IDT publishes its conflict free sourcing policy statement on the IDT.com website at:
http://www.idt.com/about/corporate-responsibility-citizenship/conflict-free-metals-policy

Inherent Limitations on Due Diligence Measures
As a downstream purchaser of 3TG Minerals, IDT’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the 3TG Minerals in or used to produce our products. Our due diligence processes necessarily rely on the data supplied by our direct suppliers. Those direct suppliers, in turn, rely on similar information provided within their supply chains to identify the original sources of the 3TG Minerals. In addition, IDT relies on information collected and provided by independent third-party audit programs.

Results of Due Diligence Measures Taken
Due to the level of complexity of our products and the respective supply chains, it will take additional time and resources for a number of our suppliers to verify the source mines and country of origin of all of the 3TG Minerals used by their smelters. We are committed to continuing the use of our supply chain due diligence processes, leveraging the industry standard CFS program, and updating our supplier RCOI information on an ongoing basis as we continue to develop additional transparency into our supply chain. However, as of the date of this filing, based on the performance of our due diligence procedures noted above for the calendar year ended December 31, 2016, we are not able to accurately trace and identify the source mine, country of origin and chain of custody of all the 3TG Minerals that are necessary to the functionality or production of our products.

CONFLICT MINERALS REPORT
The Conflict Minerals Report (“CMR”) for calendar year ended December 31, 2016 is filed with the SEC as Exhibit 1.01 to Form SD and is available at
http://ir.idt.com/sec.cfm?DocType=&DocTypeExclude=&SortOrder=FilingDate%20Descending&Year=&Pagenum=4&FormatFilter=